Exhibit 99.2


       Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings


I, David M. Bronson, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of PSS World Medical, Inc., and, except as corrected or supplemented in a subsequent covered report:

     - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     - Annual Report on Form 10-K for the fiscal year ended March 29, 2002 of PSS World Medical, Inc.;

     - All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of PSS World Medical, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     -    Any amendments to any of the foregoing.


Dated:  August 14, 2002

                                            /s/ David M. Bronson
                                            _________________________
                                            David M. Bronson
                                            Senior Vice President and
                                            Chief Financial Officer


Subscribed and sworn to

before me this 14th day of

August 2002.

/s/ Dottie Culbreath
____________________
Notary Public

My Commission Expires:  November 3, 2003